Surna Inc. Reports Full Year 2015 Financial Results

Reports significant year-over-year revenue growth

To hold investor conference call with its first quarter 2016 financial results in early May

BOULDER, CO – Apr. 13, 2016 – Surna Inc. (OTCQB: SRNA) (“Surna” or the “Company”), a technology company that engineers state-of-the art equipment for controlled environment agriculture (“CEA”) with special expertise in cannabis cultivation, reported its financial results for the year ended December 31, 2015.

“2015 was a transformational year for Surna as we built a stronger foundation on which to grow the business,” said Stephen Keen, Surna’s CEO. “Focused on establishing Surna as the leading supplier for cannabis cultivation equipment in the U.S., we continue to introduce ground-breaking technology such as the Surna Reflector and our hybrid building design. In 2016, we intend to expand our product commercialization efforts.”

“As part of our mission to position the Company for profitable growth, we installed a new management team in 2015. Now, we are focusing on the monetization of service components, supporting premium pricing for our existing products and commercializing our research and development efforts. In addition, we are taking measures to reduce our cost of capital to accelerate our path to profitability and, ultimately, increase shareholder value.”

Results for Fiscal Year 2015 Compared to Fiscal Year 2014

●	Revenue grew 328% to $7.9 million, compared to $1.8 million, reflecting focused investments in sales and marketing, new product introductions, increased engineering services and greater demand for products as the number of state-legal cannabis markets continues to grow.

●	Operating expenses were $4.1 million, compared to $3.5 million. Although operating expenses increased 16% year over year, such costs declined as percentage of revenue to 52% in 2015 from 190% in 2014.

●	Advertising and marketing expenses increased to $310,000, compared to $241,000. Now that more states have legal cannabis, Surna is covering a wider geographic area with marketing events and conferences.

●	Product development costs were $708,000, compared to $319,000 as Surna increases investments in its hybrid building and lighting technologies.

●	SG&A expenses increased 3% to $3.0 million, compared to $2.9 million.

●	Net loss was $5.3 million, or $0.04 per share, compared to $3.0 million, or $0.03 per share.

●	Cash, accounts receivable, inventory and prepaid assets at December 31, 2015 were $2.1 million.

●	Deferred revenue was $986,000, up from $408,000. Deferred revenue represents contracts that are in progress, as the Company does not recognize revenue until the equipment is shipped or services are performed.

Investor Conference Call for the First Quarter 2016 Results

Surna management intends to host an investor conference call in combination with its first quarter 2016 financial results anticipated to take place in mid-May 2016. The Company will provide the date and access instructions for the call in the coming weeks.

About Surna

Surna Inc. (www.surna.com) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of CEA. Though its clients do, the Company neither produces nor sells cannabis.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including Surna’s ability to monetize service components, Surna’s support of premium prices for existing products, commercialization of research and development efforts and continued expansion of legal cannabis markets. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Surna’s financial results is included in Surna’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

At the Company	Investor Relations
Katie O’Block	Becky Herrick/Kirsten Chapman
VP of Marketing	LHA Investor Relations
Katie@surna.com	(415) 433-3777
303-993-5271 ext. 101	bherrick@lhai.com

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Consolidated Balance Sheets as of December 31, 2015 and 2014

	December 31,
	2015	2014
ASSETS
Current Assets
Cash	$330,557	$689,963
Accounts receivable (net of allowance for doubtful accounts of $40,873 and $10,000, respectively)	299,194	394,830
Note receivable	207,218	100,000
Inventory	1,261,802	264,031
Prepaid expenses	193,969	57,089
Total Current Assets	2,292,740	1,505,913
Noncurrent Assets
Property and equipment, net	162,530	163,815
Intangible assets, net	647,464	651,564
Total Noncurrent Assets	809,994	815,379

TOTAL ASSETS	$3,102,734	$2,321,292

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,066,803	$411,828
Deferred revenue	986,445	408,199
Current portion of long term debt	1,551	9,731
Amounts due to shareholders	216,995	303,672
Convertible promissory notes, net	1,227,761	-
Convertible accrued interest	201,257	-
Derivative liability on conversion feature	472,967	847,438
Derivative liability on warrants	139,192	304,432
Total Current Liabilities	5,312,971	2,285,300

NONCURRENT LIABILITIES
Convertible promissory notes, net	523,822	488,544
Convertible accrued interest	80,674	89,311
Other accrued interest	-	112,812
Promissory note due shareholders	-	195,759
Vehicle loan	32,564	33,318
Total Noncurrent Liabilities	637,060	919,744

TOTAL LIABILITIES	5,950,031	3,205,044

Commitments and Contingencies	-	-

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.00001 par value; 150,000,000 shares authorized; 77,220,000 shares issued and outstanding	772	772
Common stock, $0.00001 par value; 350,000,000 shares authorized; 125,839,862 and 113,511,250 shares issued and outstanding, respectively	1,259	1,135
Paid in capital	8,214,271	4,881,918
Accumulated other comprehensive income	-	-
Accumulated deficit	(11,063,599)	(5,767,577)
Total Shareholders’ Deficit	(2,847,297)	(883,752)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,102,734	$2,321,292

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Consolidated Statements of Operations and Comprehensive Loss

	2015	2014
Revenue	$7,865,243	$1,838,912

Cost of revenue	6,924,402	1,534,918

Gross margin	940,841	303,994

Operating expenses:
Advertising and marketing expenses	309,620	240,784
Product development costs	707,517	319,430
Selling, general and administrative expenses	3,037,547	2,936,244
Total operating expenses	4,054,684	3,496,458

Operating loss	(3,113,843)	(3,192,464)

Other income (expense):
Interest and other income (expense), net	24,547	-
Interest expense	(873,207)	(357,579)
Amortization of debt discount on convertible promissory notes	(2,220,115)	(476,044)
Loss on extinguishment of debt	(78,155)
Gain on change in derivative liabilities	964,751	1,051,889
Total other income (expense)	(2,182,179)	218,266

Loss from continuing operations before provision for income taxes	(5,296,022)	(2,974,198)

Provision for income taxes	-	-

Loss from continuing operations	(5,296,022)	(2,974,198)

Loss from discontinued operations	-	(17,771)

Net loss	(5,296,022)	(2,991,969)

Comprehensive loss	-	-

Comprehensive loss	$(5,296,022)	$(2,991,969)

Loss per common share from continuing operations - basic	$(0.04)	$(0.03)

Loss per common share from discontinued operations - basic	$(0.00)	$(0.00)

Loss per common share - basic	$(0.04)	$(0.03)

Weighted average number of common shares outstanding, basic	119,967,118	100,687,113

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